UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2026

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Almaden Blvd., Suite 400
San Jose, California 95113
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2026, the board of directors (the “Board”) of Hippo Holdings Inc. (the “Company”) appointed Laura Boettcher as the Company’s Chief Operating Officer (the “COO”).
Ms. Boettcher, age 43, has served as the Chief Operating Officer of Hippo Analytics Inc. (“Hippo Insurance”), a subsidiary of the Company, since February 2024, overseeing daily operations and balancing the needs of Hippo Insurance’s customers with those of the business. Prior to that role, she served as Chief of Staff to the CEO at Hippo Insurance from March 2022 to January 2024, where she provided executive-level strategic support directly to the CEO and contributed to organizational strategy, cross-functional coordination, and key business initiatives across Hippo Insurance. Prior to that role, she served as Director of Reinsurance at Hippo Insurance from September 2021 to February 2022, where she managed reinsurance strategy and relationships, applying deep industry expertise to support Hippo Insurance’s risk and capital structure. Prior to joining Hippo Insurance, she was a Senior Vice President at Guy Carpenter, where she developed reinsurance strategies for personal lines clients, including Hippo Insurance. Ms. Boettcher holds a Bachelor of Arts in Psychology, a Bachelor of Science in Business Administration and Marketing, and a Master of Arts in Psychology from the University of North Carolina Wilmington.
In connection with Ms. Boettcher’s appointment as COO, her base salary was increased to $450,000 and she remained eligible for an annual target bonus equal to 50% of her base salary. The value of her annual grant of restricted stock units was increased to $660,000, and the value of her annual grant of performance restricted stock units was increased to $440,000. In connection with her appointment, Ms. Boettcher received a bridge grant of restricted stock units and performance restricted stock units to bring her 2026 equity grant value to the aforementioned levels, prorated for the portion of the year following her appointment.
There is no arrangement or understanding between Ms. Boettcher and any other person, pursuant to which she was selected as the COO. There are no family relationships between Ms. Boettcher and any director, director nominee or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no current or proposed transactions between Ms. Boettcher and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 15, 2026

HIPPO HOLDINGS, INC.

By:	/s/ GUY ZELTSER
Guy Zeltser
Chief Financial Officer